UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TRACK GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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200 E. 5th Avenue, Suite 100

Naperville, Illinois 60563

(877) 260-2010

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF TRACK GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders of Track Group, Inc.:

This Notice and the enclosed Information Statement are being distributed to the holders of record of shares of common stock, par value $0.001 per share (“Common Stock”), of Track Group, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), as of the close of business on July 7, 2026 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our shareholders that the following action (the “Corporate Action”) was approved by written consent of a majority of our outstanding voting securities (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Action by our Board of Directors:

(i)	an amendment to the Company’s 2022 Omnibus Equity Incentive Plan to increase the total number of shares authorized for issuance thereunder to 6,000,000 shares (the “Plan Amendment”).

As of the Record Date, we had 41,335,187 issued and outstanding shares of Common Stock on a fully diluted basis (excluding options, restricted stock grants and warrants). The approval by written consent of the Majority Shareholders constitutes the only shareholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws to approve the Corporation Action. Our Board of Directors is not soliciting your consent or your proxy in connection with the Corporate Action, and no consents or proxies are being requested from our shareholders. The Board of Directors’ authority to implement the Corporation Action will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: A copy of the Information Statement is available at: www.sec.gov.

By Order of the Board of Directors,

/s/ Derek Cassell
Derek Cassell
Chief Executive Officer

Naperville, Illinois

July 20, 2026

200 E. 5th Avenue, Suite 100

Naperville, Illinois 60563

(877) 260-2010

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors of Track Group, Inc., a Delaware Corporation (the “Company”, “we”, “our” or “us”), to the holders of record of shares of our common stock, par value $0.001 per share (“Common Stock”), as of the close of business on July 7, 2026 (the “Record Date”), to provide information with respect to the following action (the “Corporate Action”) that were approved by majority of our outstanding voting securities (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Action by our Board of Directors acting by written consent:

(i)	an amendment to the Company’s 2022 Omnibus Equity Incentive Plan to increase the total number of shares authorized for issuance thereunder to 6,000,000 shares (the “Plan Amendment”).

Our Board of Directors’ authority to implement the Corporate Action will not become effective until 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders of record as of the close of business on the Record Date.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and our Amended Bylaws (the “Bylaws”), any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consent to such action in writing.

Accordingly, approval of the Corporate Action required the affirmative vote or approval by written consent of a majority of our issued and outstanding voting securities on an as-converted basis. On the Record Date, the Company had 41,335,187 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share.

Our Board of Directors approved the Corporate Action by unanimous resolution on June 26, 2026, subject to shareholder approval, and on July 7, 2026 we received executed written consents approving the Corporate Action from holders of our Common Stock representing 32,866,418 voting shares, or approximately 79.5% of our outstanding voting class.

We have obtained all corporate approvals necessary to approve and authorize the Corporation Action. We are not seeking written consent from any other shareholder, and each of the Company’s shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising our shareholders of the approval of the Corporation Action by written consent and giving shareholders notice of the Corporation Action as required by Section 228(e) of the DGCL and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DESCRIPTION OF CORPORATE ACTION

AMENDMENT OF THE COMPANY’S 2022 OMNIBUS EQUITY INCENTIVE PLAN

General

On February 16, 2022, our Board of Directors unanimously approved the 2022 Omnibus Equity Incentive Plan (the “2022 Plan”), and our shareholders subsequently approved the 2022 Plan on April 13, 2022. The Board initially authorized the issuance of up to 500,000 shares of Common Stock under the 2022 Plan.

Currently, 215,000 shares remain available for issuance under the 2022 Plan. On June 26, 2026, our Board approved an amendment to the 2022 Plan (the Plan Amendment) to increase the number of shares of Common Stock authorized for issuance thereunder from 500,000 shares to 6,000,000 shares. On July 7, 2026, the Majority Shareholders approved the Plan Amendment. The Plan Amendment is provided with this Information Statement as Annex A.

The increase in the number of shares of Common Stock authorized for issuance under the 2022 Plan will not become effective until 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

Purpose of and Rationale for Increase

The 2022 Plan provides for the issuance of stock-based awards to attract and retain the services of executives and other key employees. Keeping a proportionate number of shares available for issuance under the 2022 Plan in relation to our issued and outstanding shares of Common Stock provides the ability and flexibility to present compensation packages which compare favorably with those offered by other companies.

Summary of the 2022 Plan

The 2022 Plan includes a number of features intended to protect the interests of our stockholders and further reinforce and promote alignment of interests among our employees, non-employee directors and other eligible equity award incentive recipients with the interests of our stockholders. These features include, but are not limited to:

Eligibility

Awards may be granted under the 2022 Plan to officers, employees and consultants of our Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of our Company or one of our subsidiaries.

Administration

The 2022 Plan will be administered by the Compensation Committee of the Board of Directors, or in absence of a Compensation Committee, by the Board of Directors. The Compensation Committee, or Board of Directors, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

Number of Authorized Shares

A total of 500,000 shares of Common Stock were initially authorized for issuance under the 2022 Plan, which amount will increase to 6,000,000 shares 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

Any awards then outstanding under the Company’s prior 2012 Equity Compensation Plan (the “Prior Plan”) will remain subject to and be paid under the Prior Plan and any shares then subject to outstanding awards under the Prior Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2022 Plan. Shares may be granted under the 2022 Plan as incentive stock options under Section 422 of the Code. The shares of Common Stock issuable under the 2022 Plan will consist of authorized and unissued shares, treasury shares, and shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2022 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2022 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2022 Plan:

●	the payment in cash of dividends or dividend equivalents under any outstanding award;

●	any award that is settled in cash rather than by issuance of shares of common stock; and

●	any awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Shares tendered or withheld to pay the option exercise price or tax withholding for any award (including restricted stock and restricted stock units) will continue to count against the aggregate number of shares of Common Stock available for grant under the 2022 Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of Common Stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2022 Plan.

Adjustments

If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without our receipt of consideration, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the 2022 Plan. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.

Types of Awards

The 2022 Plan permits the granting of any or all of the following types of awards:

●

Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the Common Stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

●

Stock Appreciation Rights. The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2022 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the compensation committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

●

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of Common Stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the Common Stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the 2022 Plan and any other terms and conditions determined by the Compensation Committee.

●

Performance Awards. The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

Minimum Vesting Requirements

No equity-based awards granted under the 2022 Plan shall vest earlier than six months from the date the award is granted, excluding, for this purpose, any (i) substitute awards, and (ii) shares delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company. The foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award in cases of death or disability.

No Repricing

Without stockholder approval, the Compensation Committee is not authorized to:

●

lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2022 Plan, such as stock splits;

●	take any other action that is treated as a repricing under generally accepted accounting principles; or

●

cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Claw Back

All cash and equity awards granted under the 2022 Plan will be subject to claw back, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company claw back or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

In the event of a change in control of the Company, and the grantee’s employment with the Company is involuntarily terminated within six months of the date of consummation of such change in control (an “Involuntary Termination”), the Compensation Committee may accelerate the time period relating to the exercise of any award.  In addition, the Compensation Committee may take other action, including (a) providing for the purchase of any award for an amount of cash or other property that could have been received upon the exercise of such award had the award been currently exercisable, (b) adjusting the terms of the award in a manner determined by the compensation committee to reflect the change in control, or (c) causing an award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of the award. Notwithstanding the foregoing, in the event of a change in control of the Company, which change in control results in the Company ceasing to be a reporting company under the Exchange Act, or such successor corporation is not a reporting company under the Exchange Act, as the case may be, the Compensation Committee may, in its discretion, accelerate the time period relating to the exercise or vesting of the award notwithstanding the fact that an Involuntary Termination has not occurred. “Change in control” is defined under the 2022 Plan and requires consummation of the applicable transaction.

Term, Termination and Amendment of the 2022 Plan

Unless earlier terminated by the Board, the 2022 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by stockholders. The Board may amend, suspend or terminate the 2022 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2022 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

Participation in the 2022 Plan is entirely within the discretion of the Compensation Committee. Because we cannot predict the rate at which the Compensation Committee will grant equity incentives or the terms of such grants under the 2022 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 2022 Plan in the future.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Company’s Board of Directors (the “Board”) and executive officers consist of the persons named in the table below. Each director serves for a one-year term, until his or her successor is elected and qualified, or until earlier resignation or removal. Our Bylaws provide that the authorized number of directors shall be fixed by the Board from time to time. The directors and executive officers are as follows:

Derek Cassell	52	Chief Executive Officer, Director
Denver Smith	38	Chairman of the Board
James A. Berg	62	Chief Financial Officer
Matthew Swando	50	Chief Revenue Officer
Arthur Gigler	46	Chief Marketing Officer
Timothy Hardy	57	Chief Information Officer
Jacob Saour	45	Director
Kyle Kidd	38	Director
Matthew Powalski	36	Director
John Sullivan	40	Director

Derek Cassell joined the Company in June 2014 through the strategic acquisition of Emerge Monitoring, at which time he was appointed Divisional President, Americas. Mr. Cassell was appointed to serve as our President in December 2016, was promoted to the role of Chief Executive Officer effective January 1, 2018, and was appointed as a member of our Board in April 2026. From September 2008 until June 2014, Mr. Cassell served as an Executive Vice President of Emerge Monitoring, which was part of the Bankers Surety Team. Mr. Cassell has over 20 years of experience providing correctional solutions to the criminal justice industry. His previous positions include Director of Operations for ADT Correctional Services, Director of Customer Support for G4S Justice Services, and National Sales and Marketing Manager for ElmoTech Inc. He holds a Criminal Justice Degree from Henry Ford College in Dearborn Heights, Michigan.

Denver Smith was appointed as Chairman of the Board in April 2026. Mr. Smith is the Co-Founder and managing member of Carlson Ridge Capital, LLC, a Delaware limited liability company (“CRC”), a hedge fund manager, which was founded in 2015. He is also the CIO of CRC and acts as the lead manager for the CRC Founders Fund, LP. Additionally, Mr. Smith advises the Aspen Family Trust on its asset allocation and strategic level decisions for various entities it owns. He was previously a portfolio manager and the Chief Investment Officer for 73114 Investments, LLC, for a period of nine years. In 2015, he prompted and helped negotiate the sale of 73114 Investments’ parent company, Avalon Correctional Services, Inc., to CoreCivic, Inc. (NYSE: CXW) for over $150 million. Mr. Smith serves on the board of trustees of Lifestyle Management Inc, a non-profit organization. He has served on the board of directors of Innovative Food Holdings, Inc. (OTC: IVFH) since March of 2023. He graduated from the University of Oklahoma with a BBA in Finance and Economics. He also earned an MBA from the University of Oklahoma. Mr. Smith is a CFA Charterholder.  Pursuant to the Purchase Agreement, Mr. Smith is a nominee of CRC.

James A. Berg was appointed as Chief Financial Officer of the Company effective April 2024. Mr. Berg has served as the Company’s Controller since November 2022. Prior to joining the Company, Mr. Berg served as the Controller for ABC Plumbing, Sewer, Heating, Cooling and Electric from January 2022 to November 2022; as a Finance and Accounting Consultant for DLC from January 2020 to August 2021; in Interim Controller and Accounting Director roles for Tatum and Harmer Financial Solutions from February 2018 to October 2019; and as the Senior Director of Finance for Arjo from June 2014 to January 2018, among other positions. Mr. Berg holds an MBA from the Quinlan School of Business at Loyola University in Chicago, Illinois and is also a Certified Public Accountant.

Matthew Swando joined Track Group in 2017 as Vice President of Global Sales continuing a 21-year career in the electronic monitoring and offender supervision market. Prior to joining Track Group, Mr. Swando was employed as a Pretrial Services Investigator for Oakland County, MI; then spent 4 years with ProTech Monitoring, Inc. employed first as a Market Analyst, and later promoted to Regional Sales Manager. In April of 2004, Mr. Swando joined BI, Inc. as a Business Development Executive and became the Western Regional Sales Manager, National Sales Manager, and later Vice President of Sales overseeing all business development activities, strategy, and staff. In 2014, Mr. Swando was promoted to Divisional Vice President overseeing all divisional operations for BI, Inc. Mr. Swando holds both a B.S. in Criminal Justice from Central Michigan University with an emphasis on alternative corrections, and an M.A. in Criminology from the University of South Florida.

Arthur Gigler serves as Chief Marketing Officer of Track Group, overseeing the Company’s marketing vision, product strategy, branding, public relations, customer experience, and product roadmap. He has over 22 years of experience in electronic monitoring technology and rehabilitative program development. Before joining Track Group in 2019 as Vice President of Marketing & Product Management, he built an extensive background—spanning field operations through product design—across electronic monitoring and its adjacent markets. Mr. Gigler previously held executive leadership roles in product marketing and business development at Alcohol Monitoring Systems (AMS/SCRAM) and BI Incorporated (now GeoCare), after beginning his career supervising field operations for the Illinois Department of Corrections Electronic Monitoring Program. He has co-developed and launched multiple industry-leading hardware and software products and is a U.S. patent holder. Mr. Gigler holds a Bachelor of Science in Family and Consumer Sciences from Northern Illinois University.

Timothy Hardy joined Track Group in 2021 with over 20 years of experience leading the information technology, software development, SaaS operations, and information security programs of rapidly growing and transforming organizations.  Prior to joining Track Group, Mr. Hardy served as the Chief Technology Officer of World Book Publishing, transforming the traditional publisher to a provider of award-winning SaaS products used by millions of students.  As the Chief Information Officer of Interactive Health, Mr. Hardy built and led the startup’s information technology and security programs achieving HITRUST information security and privacy certification.  Mr. Hardy holds a B.S. in Computer Engineering from the University of Illinois Urbana-Champaign as well as an M.B.A. from the University of Chicago Booth School of Business.

Jacob Saour was appointed as a member of the Board in April 2026. Since September 2024, Mr. Saour has sourced and analyzed potential investments for JCP Investments. Mr. Saour served on the Board of Morgans Foods (ticker:  MRFD) from 2013 - 2014. Mr. Saour served as Director of Investments from 2016 to 2023 at Cortland, a multifamily real estate management company.  Mr. Saour served as a director from 2010 to 2016 at Cushman & Wakefield, a global commercial real estate services company.  Mr. Saour received a BA from The University of Texas and a Masters from Texas A&M University.  Pursuant to the Purchase Agreement, Mr. Saour is a nominee of JCP Investment Partnership, LP.

Kyle Kidd was appointed as a member of the Board in April 2026. Mr. Kidd is a partner in Leo Berwick's mergers and acquisitions tax practice. In his role, which began in 2022, he advises his private equity and public company clients on various tax and financial accounting matters relating to acquisitions, dispositions, restructurings, capital raises, and debt workouts.  Prior to his role at Leo Berwick, Kyle served as a managing director in KPMG's mergers and acquisitions tax practice.  Kyle has a BBA in accounting and a Masters in Accountancy from the University of Oklahoma. He is a Texas Certified Public Accountant.  Pursuant to the Purchase Agreement, Mr. Kidd is a nominee of CRC.

Matt Powalski was appointed as a member of the Board in April 2026. Mr. Powalski currently serves as Chief Financial Officer of JCP Investment Management, LLC (“JCP”), a boutique investment adviser to hedge funds and special purpose vehicles based in Houston, Texas. In this role, he oversees financial reporting, audit and tax functions, and directs financial modeling and underwriting activities. He brings deep expertise in accounting, asset and cash management, and provides risk-based analysis to support strategic decision-making by senior stakeholders.  Prior to joining JCP, Mr. Powalski led the investment accounting function at McNair Interests, a Houston-based family office. He also served as an advisor to the principals of Capital Technologies (Bosarge Family Office), where he managed the financial reporting and accounting of complex, multi-tiered investment structures.  Mr. Powalski began his career at PKF Texas, where he provided tax compliance and consulting services to corporate, partnership, and high-net-worth clients.  He graduated magna cum laude from Texas A&M University with a Master of Taxation, a Bachelor’s degree in accounting, and is professionally licensed in the State of Texas as a Certified Public Accountant.  Pursuant to the Purchase Agreement, Mr. Powalski is a nominee of JCP Investment Partnership, LP.

John “Rocky” Sullivan was appointed as a member of the Board in April 2026. Mr. Sullivan has been an Investment Advisor Representative and Investment Analyst with JCP Investment Management, LP since 2022. JCP Investment Management, LP is an SEC Registered Investment Advisor where Mr. Sullivan’s core focus is on investment due diligence and public equity analysis. He is also the president of Sullivan Companies which is a family office engaged in investment management, real estate development and production agriculture. He has been an owner and employee of the Sullivan Companies entities since 2009 and specifically employed by Navillus Management, LLC and most recently changed to Sullivan Land and Cattle Co. LLC. Mr. Sullivan has served as an outside director and chairman of the compensation committee of Tandy Leather Factory, Inc. (Nasdaq: TLF) since 2025.  Mr. Sullivan has a BBA in marketing from Texas A&M University and is a graduate of the Texas Christian University Ranch Management Program.  Pursuant to the Purchase Agreement, Mr. Sullivan is a nominee of JCP Investment Partnership, LP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers, directors, and persons who beneficially own more than ten percent of our common stock, par value $0.0001 per share (“Common Stock”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of these forms that were furnished to us, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during Fiscal 2025 and that such filings were timely.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics (the “Code”) that applies to our officers, directors and employees. This Code contains general guidelines for conducting our business consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. A copy of our Code is available online at www.trackgrp.com. Any amendments to or waivers from a provision of our Code that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the Code will be made available to the public at the aforementioned website.

Board Leadership Structure

In addition to the CEO’s leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Board from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Our Board meets privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Director Nominations

The Board nominates directors for election at the annual meetings of stockholders held and appoints new directors to fill vacancies when they arise, and has the responsibility to identify, evaluate and recruit qualified candidates to the Board for such nomination or appointment.

The Board identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Nominees for director are selected by a majority of the members of the Board. Although the Company does not have a formal diversity policy, in considering the suitability of director nominees, the Board considers such factors as it deems appropriate to develop a Board that is diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Board include judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the software and/or technology industries, software, intellectual property, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board.

A stockholder who wishes to suggest a prospective nominee for the Board may notify the Secretary of the Company in writing with any supporting material the stockholder considers appropriate. Nominees suggested by stockholders are considered in the same way as nominees suggested from other sources.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and its related rules and regulations. The Board may also require any proposed nominee to furnish such other information as may reasonably be required by the Board to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Board Meetings

Directors are generally elected for a term of one year or more until the next annual meeting of stockholders and until their successors have been elected or appointed and duly qualified. Vacancies on the Board which are created by the retirement, resignation or removal of a director, may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his/her successor is elected and qualified.

The Board is elected by and is accountable to our stockholders. The Board establishes policy and provides strategic direction, oversight, and control. The Board met 9 times during the year ended September 30, 2025 and incumbent directors attended 100% of the aggregate number of meetings of the Board.

Board Committees and Charters

Effective May 29, 2026, the Board reconstituted the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and formed the Strategy and Capital Allocation Committee.

Audit Committee

Effective May 29, 2026, we have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary duties of the Audit Committee are to oversee (i) management’s conduct related to our financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing our systems of internal accounting and financial controls, (ii) our independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company, and (iii) the engagement and performance of our independent auditors. The Audit Committee assisted the Board in providing oversight of our financial and related activities, including capital market transactions. The Audit Committee has a charter, a copy of which is available on our website at www.trackgrp.com.

Currently, Kyle Kidd serves as the Audit Committee Chair. The Audit Committee is comprised of three members, two of which would not be considered independent under the OTC Rules and all members are financially literate. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board designated Kyle Kidd as the Audit Committee’s “audit committee financial expert” as defined by the applicable regulations promulgated by the SEC.

In December 2025, our then Board reviewed and discussed the matters required by United States auditing standards required by the Public Company Accounting Oversight Board (the “PCAOB”) and our audited financial statements for the fiscal year ended September 30, 2025 (“Fiscal 2025”) with management and our independent registered public accounting firm. Our Board at that time received the written disclosures and the letter from our independent registered public accounting firm required by applicable PCAOB standards, and our Board discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

Compensation Committee

Effective May 29, 2026, the Compensation Committee was reconstituted. The Compensation Committee has the responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to stockholders. The Compensation Committee monitors the results of such policy to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance, and is justified by the returns available to stockholders. The Compensation Committee has periodically retained outside benefit consultants to assess compensation policies and adjust as recommended.

Additionally, the Compensation Committee administers compensation plans in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year). None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Nominating and Governance Committee

Effective May 29, 2026, the Nominating and Governance Committee was reconstituted. The Nominating and Governance Committee selects individuals to stand for election as members of the Board and does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. The Nominating and Governance Committee has the responsibility for identifying and recommending candidates to fill vacant and newly created Board positions, setting corporate governance guidelines regarding director qualifications and responsibilities, and planning for senior management succession.

Currently, the Nominating and Governance Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board, and recommend director candidates to be nominated for election at the annual meeting of stockholders, or, in the case of a vacancy on the Board, elect a new director to fill such vacancy. If stockholders wish to recommend candidates directly to our Board, they may do so by communicating directly with our Secretary at the address specified on the cover of this information statement. There has not been any change to the procedures that our stockholders may recommend nominees to our Board.

Strategy and Capital Allocation Committee

Effective May 29, 2026, the Strategy and Capital Allocation Committee was formed. The Strategy and Capital Allocation Committee is an ad hoc committee of the Board formed to evaluate and make reports and recommendations on strategic options, sources and uses of capital, capital structure and cash management. In furtherance of its purpose, the Strategy and Capital Allocation Committee shall review, evaluate and make recommendations to the Board regarding matters including, but not limited to, business, strategy and operations of the Company, including identifying potential operational improvements and strategic opportunities and alternatives that may enhance the Company’s long-term value.

Independent Directors

The Board has determined that Mr. Kyle Kidd is an independent director of the Company as defined by the rules and regulations of the OTC Markets and the independence standards established by the OTC Markets and the SEC. In addition, the Board has determined that of its current directors, Mr. Kidd satisfies the definition of an “audit committee financial expert” under SEC rules and regulations. These designations do not impose any duties, obligations or liabilities that are greater than those generally imposed as members of the Board, and the designation as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Board.

Indemnification of Officers and Directors

As permitted by Delaware law, the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the compensation awarded to the following persons for our fiscal years ended September 30, 2025 and 2024:

(a)	our principal executive officer;

(b)	our other two most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2025 and who had total compensation exceeding $100,000

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)	All Other Compensation ($)(2)	Total ($)

Derek Cassell	2025	$304,119	$370,800	$-	$7,683	$682,602
Chief Executive Officer	2024	$300,000	$256,800	$-	$7,600	$564,400

Matt Swando	2025	$278,776	$169,950	$-	$5,480	$454,206
Chief Revenue Officer	2024	$275,000	$117,700	$-	$3,931	$396,631

Arthur J. Gigler	2025	$203,608	$74,475	$-	$1,600	$279,683
Chief Marketing Officer	2024	$197,700	$51,578	$-	$1,600	$250,878

(1)	The Non-Equity Incentive compensation reported in this column was earned in fiscal years 2025 and 2024 and will be paid in fiscal year 2026 and was paid in fiscal year 2025, respectively.

(2)	This column represents the value of holiday gift cards received by employees, cell phone reimbursement and company paid 401(k) match.

Narrative Disclosure to the Summary Compensation Table

Cassell Employment Agreement

On December 1, 2016, the Company entered into an employment agreement with Mr. Cassell, which was subsequently amended on February 13, 2017 (the “Cassell Employment Agreement”). Under the terms and conditions of the Cassell Employment Agreement, Mr. Cassell received a base salary equal to $240,000 per annum and received 60,000 unregistered restricted shares of the Company’s Common Stock. One-half of these shares vested immediately upon issuance, and the remaining one-half vested on March 30, 2018. If the Company terminates Mr. Cassel’s employment as a result of an involuntary termination, he would receive an amount equal to 12 months base salary, plus any annual bonus deemed to be vested and earned as well as certain COBRA benefits.

A second amendment to the Cassell Employment Agreement was approved at a Board meeting held on December 13, 2017, and such amendment was executed on January 4, 2018. Under the terms of the Cassell Agreement, as amended (the “Second Cassell Amendment”), effective January 1, 2018, Mr. Cassell was promoted from President to Chief Executive Officer of the Company, a position which he shall hold until December 31, 2020, unless earlier terminated or extended. Should Mr. Cassell elect to voluntarily terminate his employment with the Company, he must provide written notice of his intent to do so at least 180 days prior to terminating his employment. In addition, the Second Cassell Amendment provides: (i) an increase in Mr. Cassell’s base salary to $275,000 per year; (ii) an increase, to 100% of his base salary, in his annual bonus effective for bonus plan year 2018 and thereafter; (iii) the issuance of 300,000 unregistered restricted shares of the Company’s Common Stock, which shall vest annually in increments of 100,000 beginning January 1, 2018; and (iv) in the event of a change of control, Mr. Cassell shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Cassell shall become immediately vested and exercisable.

A third amendment to the Cassell Employment Agreement was approved at a Board meeting held on December 18, 2020, and such amendment was executed on December 21, 2020 (the “Third Cassell Amendment”). Under the terms of the Third Cassell Amendment, effective January 1, 2021, Mr. Cassell’s employment was extended one year and on February 23, 2021, the Board approved an increase in Mr. Cassell’s base salary to $300,000 per year effective March 21, 2021. In the event of a change of control, Mr. Cassell shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Cassell shall become immediately vested and exercisable.

A fourth amendment to the Cassell Employment Agreement was approved at a Board meeting held on December 15, 2021 (the “Fourth Cassell Amendment”). Under the terms of the Fourth Cassell Amendment, Mr. Cassell’s employment will continue in effect until terminated by either party in accordance with the terms established under the Cassell Employment Agreement.

Effective April 30, 2026, the Company and Mr. Cassell entered into a new Executive Employment Agreement (“Cassell Agreement”), which Cassell Agreement resulted in the termination of all prior employment agreements. Under the terms and conditions of the Cassell Agreement, Mr. Cassell will serve as the Company’s Chief Executive Officer for a term of one year, which term is automatically renewal for additional one-year terms unless either party notifies the other at least 180 days in advance of the applicable period of its intent not to renew the Agreement. The Cassell Agreement provides that Mr. Cassell will (i) be paid an annual base salary of $318,270, (ii) be issued 560,000 unregistered restricted shares of the Company’s Common Stock that vest ratably over a five year period, and (iii) earn (A) a variable cash bonus equal to 100% of Mr. Cassell’s base salary, based on individual and Company performance and achieving specific Company milestones, subject to Board approval, and (B) restricted shares of Common Stock based on individual performance and achieving specific Company milestones, with such equity grants vesting ratably over a five year period.

In the event of the termination of Mr. Cassell’s involuntary termination not-for-cause, he shall be entitled to (i) severance equal to twelve months of his base salary payable over a twelve-month period, (ii) any unpaid but earned bonus, and (iii) any equity or equity -based compensation shall automatically vest in full.

Swando Employment Agreement

On December 6, 2016, the Company entered into an employment agreement with Mr. Swando (the “Swando Employment Agreement”). Under the terms and conditions of the Swando Employment Agreement, Mr. Swando received a base salary equal to $185,000 per annum and received a one-time grant of 25,000 registered shares of the Company’s Common Stock. One-half of these shares vested April 23, 2017, and the remaining one-half vested April 23, 2018. If the Company terminates Mr. Swando’s employment as a result of an involuntary termination, he would receive an amount equal to 6 months base salary, plus any annual bonus deemed to be vested and earned as well as certain COBRA benefits.

A first amendment to the Swando Employment Agreement was executed on April 23, 2018. Under the terms of the Swando Employment Agreement, as amended (the “First Swando Amendment”), effective April 23, 2018, (i) Mr. Swando’s base annual salary was increased to $205,000, and (ii) in the event of a change of control, Mr. Swando shall be entitled to a cash payment equal to 6 months of his base annual salary, plus all restricted stock, warrants and options previously issued to Mr. Swando shall become immediately vested and exercisable, and (iii) for the purposes of any severance payment, the target bonus shall be deemed to be vested and earned.

A second amendment to the Swando Employment Agreement was executed on January 15, 2022 (the “Second Swando Amendment”). Under the terms of the Second Swando Amendment, Mr. Swando was promoted to Chief Revenue Officer. Mr. Swando’s base salary was increased to $275,000 per calendar year, and Mr. Swando’s bonus target level was set at fifty percent of his new base salary. Additionally, in the event of a change of control, Mr. Swando shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Swando shall become immediately vested and exercisable. Subject to the approval of the Company’s proposed 2022 Omnibus Equity Incentive Plan (the “Plan”) by the Board of Directors and the Company’s stockholders, Mr. Swando shall be entitled to a one-time grant of 185,000 shares of common stock of the Company, subject to the terms and conditions of the Plan as approved.

Effective April 30, 2026, the Company and Mr. Swando entered into a new Executive Employment Agreement (“Swando Agreement”), which Swando Agreement resulted in the termination of all prior employment agreements. Under the terms and conditions of the Swando Agreement, Mr. Swando will serve as the Company’s Chief Revenue Officer for a term of one year, which term is automatically renewal for additional one-year terms unless either party notifies the other at least 180 days in advance of the applicable period of its intent not to renew the Agreement. The Swando Agreement provides that Mr. Swando will (i) be paid an annual base salary of $291,748, (ii) be issued 515,000 unregistered restricted shares of the Company’s Common Stock that vest ratably over a five year period, and will earn (A) a variable cash bonus based on individual and Company performance and achieving specific Company milestones, subject to Board approval, and (B) restricted shares of Common Stock based on individual performance and achieving specific Company milestones, with such equity grants vesting ratably over a five year period.

In the event of the termination of Mr. Swando’s involuntary termination not-for-cause, he shall be entitled to (i) severance equal to six months of his base salary payable over a six-month period, (ii) any unpaid but earned bonus, and (iii) any equity or equity -based compensation shall automatically vest in full.

Gigler Employment Agreement

On December 26, 2018, the Company entered into an employment agreement with Mr. Gigler (the “Gigler Employment Agreement”). Under the terms and conditions of the Gigler Employment Agreement, Mr. Gigler received a base salary equal to $160,000 per annum. If the Company elects to enforce Mr. Gigler’s non-compete agreement, he would receive an amount equal to 6 months base salary. If the Company terminates Mr. Gigler’s employment as a result of an involuntary termination, he would receive any annual bonus deemed to be vested and earned as well as certain COBRA benefits.

A first amendment to the Gigler Employment Agreement was executed on March 17, 2022 (the “First Gigler Amendment”). Under the terms of the First Gigler Amendment, Mr. Gigler was promoted to Chief Marketing Officer. Mr. Gigler’s base salary was increased to $195,000 per calendar year. If the Company terminates Mr. Gigler’s employment as a result of an involuntary termination, he would receive an amount equal to 6 months base salary, plus any annual bonus deemed to be vested and earned as well as certain COBRA benefits. Additionally, in the event of a change of control, Mr. Gigler shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Gigler shall become immediately vested and exercisable. Subject to the approval of the Company’s proposed 2022 Omnibus Equity Incentive Plan (the “Plan”) by the Board of Directors and the Company’s stockholders, Mr. Gigler shall be entitled to a one-time grant of 100,000 shares of common stock of the Company, subject to the terms and conditions of the Plan as approved.

A second amendment to the Gigler Employment Agreement was executed on August 4, 2022 (the “Second Gigler Amendment”). Under the terms of the Second Gigler Amendment, the Pre-Employment Invention clause was clarified to confirm that the Company has no rights in or claims to a disclosed, pre-employment invention of Mr. Gigler, and Mr. Gigler is free to monetize, license or divest the pre-employment invention in any way he sees fit.

Effective April 30, 2026, the Company and Mr. Gigler entered into a new Executive Employment Agreement (“Gigler Agreement”), which Gigler Agreement resulted in the termination of all prior employment agreements. Under the terms and conditions of the Gigler Agreement, Mr. Gigler will serve as the Company’s Chief Marketing Officer for a term of one year, which term is automatically renewal for additional one-year terms unless either party notifies the other at least 180 days in advance of the applicable period of its intent not to renew the Agreement. The Gigler Agreement provides that Mr. Gigler will be paid an annual base salary of $213,082, and will earn (A) a variable cash bonus based on individual and Company performance and achieving specific Company milestones, subject to Board approval, and (B) restricted shares of Common Stock based on individual performance and achieving specific Company milestones, with such equity grants vesting ratably over a five year period.

In the event of the termination of Mr. Gigler’s involuntary termination not-for-cause, he shall be entitled to (i) severance equal to six months of his base salary payable over a six-month period, (ii) any unpaid but earned bonus, and (iii) any equity or equity -based compensation shall automatically vest in full.

Outstanding Equity Awards at September 30, 2025

At September 30, 2025, there were no outstanding equity awards. No awards were issued pursuant to the 2022 Plan during the year ended September 30, 2025.

Director Compensation

During the fiscal year ended September 30, 2025, each of our non-employee directors received $25,000 per quarter for serving on the Board, which fees were payable in cash. The members of the Board are also eligible for reimbursement of their expenses incurred in attending Board meetings in accordance with our policies.

The following table sets forth the compensation awarded to, earned by, or paid to each non-employee director having served during the fiscal year ended September 30, 2025:

Name (1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(2)	Total ($)(3)

Karen Macleod(4)	$100,000	$-	$100,000
Peter K. Poli (5)	$100,000	$9,465	$109,465
Karim Sehnaoui (6)	$75,000	$-	$75,000

(1)	Messrs. Cassell, Smith, Saour, Kidd, Powalski and Sullivan were appointed subsequent to the fiscal year ended September 30, 2025, and therefore are not included in the table above.
(2)	This column includes reimbursements for health insurance.
(3)	Additionally, we reimburse non-employee directors for travel expenses incurred in connection with their duties as our director. Travel expense reimbursements are not included in this table.
(4)	Ms. Macleod resigned as a member of the Board of Directors effective April 30, 2026.
(5)

Mr. Poli served as a member of the Board of Directors from April 1, 2024 until his resignation on April 30, 2026. Mr. Poli served as Chief Financial Officer from January 3, 2017 to March 31, 2024. Mr. Poli received $148,077 in salary and $3,869 in other compensation in Fiscal 2024 for his employment as Chief Financial Officer. Other compensation includes cell phone reimbursement and company paid 401(k) match.

(6)	Mr. Sehnaoui resigned as a member of the Board of Directors effective June 6, 2025.

Compensation Risks Assessment

As required by rules adopted by the SEC, management has assessed our compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on us. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, we have determined that our compensation policies and practices do not create risks that are reasonably likely to have material adverse effects.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“Other NEOs” or “Non-PEOs”), and certain measures of financial performance, for the two years ended September 30, 2025. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee believes that 2025 compensation decisions for the PEO and Non- PEOs are reflective of the Company’s overall operating, strategic, financial and stock price performance and thus aligned with stockholders.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Total for Non- PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial $100 Investment based on Total Shareholder Return	Net Loss ($) (in thousands)

2025	$682,602	$682,602	366,944.50	$366,944.50	$71	$1,883
2024	$564,400	$564,400	323,754.50	$323,754.50	$37	$3,081

(1)	Derek Cassell served as our PEO during the years ended September 30, 2025 and 2024.

(2)	The following amounts were added and deducted to the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the PEO as determined in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	2025	2024
Deduction for Amount Reported under the “Stock Awards” column in the SCT	$0	$0
Deduction for Amount Reported under the “Option Awards” column in the SCT	0	0
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end	0	0
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end	0	0
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	0	0
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	0	0
Deduction of Fair Value of Awards Granted prior to year-end that were forfeited during year	0	0
Increase based upon Incremental Fair Value of Awards modified during year	0	0
Increase based on Dividends or Other Earnings Paid during year prior to vesting date of award.	0	0
Total Adjustments	$0	$0

(3)	For the year ended September 30, 2025, Matthew Swando and Arthur J. Gigler were our Other NEOs. For the year ended September 30, 2025, Matthew Swando and Arthur J. Gigler were our Other NEOs.

(4)	For our Other NEOs, the following amounts were added and deducted to the Summary Compensation Table amount to determine the compensation actually paid as determined in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	2025	2024
Deduction for Amount Reported under the “Stock Awards” column in the SCT	$0	$0
Deduction for Amount Reported under the “Option Awards” column in the SCT	0	0
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end	0	0
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end	0	0
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	0	0
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	0	0
Deduction of Fair Value of Awards Granted prior to year-end that were forfeited during year	0	0
Increase based upon Incremental Fair Value of Awards modified during year	0	0
Increase based on Dividends or Other Earnings Paid during year prior to vesting date of award.	0	0
Total Adjustments	$0	$0

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

PEO

From Fiscal 2024 to Fiscal 2025, compensation actually paid to the PEO increased by $118,202 or 20%. Over the same period, the Company’s Total Shareholder Return (“TSR”) increased by $34, from $37 per share to $71 per share. Key factors that drove the increase in pay during this period were primarily due to an upward adjustment in base salary and receipt of bonus compensation for achieving or exceeding defined annual corporate goals.

Other NEOs

From Fiscal 2024 to Fiscal 2025, average compensation paid to the other NEOs increased by $43,190 or 13%. Over the same period, the Company’s TSR increased by $34. Key factors that drove the increase in pay during this period were primarily due to upward adjustments in base salary and receipt of bonus compensation for achieving or exceeding defined annual corporate goals.

Compensation Actually Paid and Net Income

Our Company has not historically looked to net income as a performance measure for our executive compensation program. In Fiscal 2025, our net income was up 39%, or $1,197,661 from Fiscal 2024, and the compensation actually paid for our PEO and non-PEO NEOs increased between Fiscal 2024 and Fiscal 2025.

Compensation Actually Paid and Cumulative TSR

Historically we have not used financial performance measures such as TSR to align with compensation actually paid to our NEO’s. As described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information regarding beneficial ownership as of the Record Date of our Common Stock by:

(i)	each stockholder known to us to be the beneficial owner of more than five percent of our Common Stock;

(ii)	each of our Named Executive Officers, as such term is defined in Item 402(a)(3) of Regulation S-K, serving as of the Record Date;

(iii)	each of our directors serving as of the Record Date; and

(iv)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all securities they beneficially own. The applicable percentage ownership is based on 41,335,187 shares of our Common Stock issued and outstanding as of July 7, 2026.

	Common Stock
Name and Address of Beneficial Owner (1)	Shares	%
Directors and Named Executive Officers:
Derek Cassell	617,209	1.49%
Denver Smith (2)	17,930,695	43.37%
James A. Berg	50,000	*
Timothy Hardy	60,000	*
Matt Swando	205,340	*
Arthur J. Gigler	100,000	*
Jacob Saour	-	-
Kyle Kidd	-	-
Matthew Powalski	-	-
John Sullivan	-	-
All directors and executive officers as a group (10 persons)	18,963,244	45.87%

5% Beneficial Owners:
JCP Investment Management, LLC (3)	17,239,004	41.70%

* Less than 1%

(1)	Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563.

(2)

Shares reported by Denver Smith are held by CRC Founders Fund, LP (“CRC Founders”) and include 375,000 shares of Common Stock issuable upon exercise of the common stock purchase warrants exercisable within 60 days of July 7, 2026. CRC is the investment manager of CRC Founders, and may be deemed to beneficially own the securities owned by CRC Founders. Carlson Ridge Capital GP, LLC (“Carlson Ridge GP”) is the general partner of CRC Founders, and may be deemed to beneficially own the securities owned by CRC Founders. Denver Smith, as the Managing Member of each of Carlson Ridge Capital and Carlson Ridge GP, may be deemed to beneficially own the securities owned by CRC Founders. The principal business address of CRC Founders is 1528 Wazee Street, Denver Colorado 80202. Each of CRC Founders, Carlson Ridge Capital, Carlson Ridge GP, and Mr. Smith specifically disclaims beneficial ownership of the shares disclosed herein that he or it does not directly own.

(3)

Includes 15,310,723 shares of Common Stock and 375,000 shares of Common Stock issuable upon exercise of the common stock purchase warrants exercisable within 60 days of July 7, 2026 held by JCP Investment Partnership, LP ("JCP Partnership") and 1,553,281 shares held in certain accounts (the “JCP Accounts”) managed by JCP Investment Management, LLC ("JCP Management"). JCP Investment Partners, LP ("JCP Partners"), as the general partner of JCP Partnership, may be deemed to beneficially own the securities owned directly by JCP Partnership. JCP Investment Holdings, LLC ("JCP Holdings"), as the general partner of JCP Partners, may be deemed to beneficially own the securities owned directly by JCP Partnership. JCP Management, as the investment manager of JCP Partnership, may be deemed to beneficially own the securities owned directly by JCP Partnership. James C. Pappas, as the managing member of JCP Management and the sole member of JCP Holdings, may be deemed to beneficially own the securities owned directly by JCP Partnership and beneficially own the securities held in the JCP Accounts. Each of the aforementioned reporting persons and entities disclaims beneficial ownership of the securities reported herein except to the extent of his or its pecuniary interest therein.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on or after August 7, 2026.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address first noted in this Information Statements, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

ANNEX A

AMENDMENT NO. 1 TO

THE TRACK GROUP, INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of Track Group, Inc. (the “Company”) have adopted the Track Group, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 4.1 of the Plan, a total of 500,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 6,000,000 shares; and

WHEREAS, Section 5.2 of the Plan permits the Company’s Board of Directors to amend the Plan from time to time to increase the number of shares of Common Stock authorized for issuance under the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

1.	Section 4.1 of the Plan shall be, and hereby is, amended to increase the aggregate number of shares of Common Stock issuable thereunder to 6,000,000, and such section is thereby to read as follows:

“4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares.

Subject to adjustment under Section 14, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 6,000,000. In addition, shares of Common Stock authorized and available for issuance under the Predecessor Plan on the Effective Date and/or underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.”

2.	In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 to the Track Group, Inc. 2022 Omnibus Equity Incentive Plan as of                 , 2026.

TRACK GROUP, INC. By: Name: Derek Cassell Title: Chief Executive Officer